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                                    SPECIMEN

                         PRINCIPAL UNDERWRITER AGREEMENT

THIS AGREEMENT, dated as of the 16th day of May, 1994, made by and between HARTFORD LIFE INSURANCE COMPANY ("HLIC"), a corporation organized and existing under the laws of the State of Connecticut, and HARTFORD EQUITY SALES COMPANY, INC. ("HESCO"), a corporation organized and existing under the laws of the State of Connecticut,

                                   WITNESSETH:

WHEREAS, the Board of Directors of HLIC has registered interests in an individual and group annuity Contract, designated Current Rate Compounding Annuity Contract (referred to as the "Contract") with the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

WHEREAS, HESCO has previously agreed to act as distributor in connection with offers and sales of the Contract under the terms and conditions set forth in this Distribution Agreement.

NOW THEREFORE, in consideration of the mutual agreements made herein, the Sponsor and HESCO agree as follows:


                                       I.

                                 HESCO'S DUTIES

1. HESCO, as principal underwriter for the Contract, will use its best efforts to effect offers and sales of the Contract through broker-dealers that are members of the National Association of Securities Dealers, Inc. and whose registered representatives are duly licensed as insurance agents of HLIC. HESCO is responsible for compliance with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, and all other applicable laws, rules and regulations relating to the sales and distribution of the Contract, the need for which arises out of its duties as principal underwriter of said Contract.

2. HESCO agrees that it will not use any Prospectus, sales literature, or any other printed matter or material or offer for sale or sell the Contract if any of the foregoing in any way represent the duties, obligations, or liabilities of HLIC as being greater than, or different from, such duties, obligations and liabilities as are set forth in this Agreement, as it may be amended from time to time.

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3.   HESCO agrees that it will utilize the then currently effective Prospectus relating to the Contract in connection with its selling efforts.

     As to the other types of sales material, HESCO agrees that it will use only sales materials which conform to the requirements of federal and state insurance laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities.

4. HESCO agrees that it or its duly designated agent shall maintain records as required by the Securities and Exchange Act of 1934, as amended.

5. HESCO's services pursuant to this Agreement shall not be deemed to be exclusive, and it may also render similar services and act as an underwriter, distributor, or dealer for other companies in the offering of their shares.

6. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties hereunder on the part of HESCO, HESCO shall not be subject to liability to any Contract Owner or party in interest under a Contract for any act or omission in the course, or connected with, rendering services hereunder.

                                       II.

1. HLIC reserves the right at any time to suspend or limit the public offering of the Contract upon thirty days' written notice to HESCO, except where the notice period may be shortened because of legal action taken by any regulatory agency.

2.   HLIC agrees to advise HESCO immediately:

     (a) Of any request by the Securities and Exchange Commission for amendment of its Securities Act registration statement or for additional information;

     (b) Of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Securities Act registration statement relating to units of interest issued with respect to the Contract or of the initiation of any proceeding for that purpose;

     (c) Of the happening of any material event, if known, which makes untrue any statement in said Securities Act registration statement or which requires change therein in order to make any statement therein not misleading.

          HLIC will furnish to HESCO such information with respect to the Contract in such form and signed by such of its officers and directors as HESCO may reasonably

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          request and will warrant that the statements therein contained when so signed will be true and correct. HLIC will also furnish, from time to time, such additional information regarding HLIC's financial condition as HESCO may reasonably request.

                                      III.

                                  COMPENSATION

For providing the principal underwriting functions on behalf of HLIC, HESCO shall be entitled to receive compensation as agreed upon from time to time by HLIC and HESCO.

                                       IV.

                           RESIGNATION AND REMOVAL OF
                              PRINCIPAL UNDERWRITER

HESCO may resign as Principal Underwriter hereunder, upon 120 days' prior written notice to HLIC. However, such resignation shall not become effective until a successor Principal Underwriter has been designated and has accepted its duties. HLIC may remove HESCO as Principal Underwriter at any time by written notice.

                                       V.

                                  MISCELLANEOUS

1. This Agreement may not be assigned by any of the parties hereto with the written consent of the other party.

2. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

     (a) If to HLIC - Hartford Life Insurance Company, Hartford Plaza, Hartford, Connecticut 06115

     (b) If to HESCO - Hartford Equity Sales Company, Inc., Hartford Plaza, Hartford, Connecticut 06115 or to such other address as HESCO or HLIC shall designate by written notice to the other.

3. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument, and an executed copy of this Agreement and all amendments hereto shall be kept on file by HLIC and shall be

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     open to inspection at any time during the business hours of the HLIC.

4. This Agreement shall inure to the benefit of and be binding upon the successor of the parties hereto.

5. This Agreement shall be construed and governed by and according to the laws of the State of Connecticut.

6. This Agreement may be amended from time to time by the mutual agreement and consent of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


(SEAL)                                  HARTFORD LIFE INSURANCE
                                        COMPANY

Attest:




                                        By:
- -----------------------------------        --------------------------------
     Secretary                                    Vice President


(SEAL)                                  HARTFORD EQUITY SALES
                                        COMPANY, INC.

Attest:



                                        By:
- -----------------------------------         -------------------------------
     Secretary                                    Vice President